UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

PureCycle Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 North Orange Avenue, Suite 106 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, par value $0.001 per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, par value $0.001 per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Senior Notes Offering

Underwriting Agreement

On June 10, 2026, PureCycle Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Notes Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative (in such capacity, the “Notes Representative”) of the several underwriters named in Schedule I thereto (the “Notes Underwriters”) pursuant to which the Company agreed to issue and sell to the Notes Underwriters $250.0 million aggregate principal amount of the Company’s 4.75% convertible senior notes due 2032 (the “Initial Notes”) in a registered offering under the Securities Act (as defined below) (the “Notes Offering”). The Company also granted the Notes Underwriters an option under the Notes Underwriting Agreement to purchase up to an additional $37.5 million in aggregate principal amount of the Company’s 4.75% convertible senior notes due 2032 (the “Additional Notes”, and together with the Initial Notes, the “Notes”), solely to cover over-allotments, which the Notes Underwriters exercised in full on June 11, 2026, bringing the total aggregate principal amount of the Notes issued and sold to the Notes Underwriters in the Notes Offering to $287.5 million. The Notes Offering closed on June 15, 2026.

The Notes Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides customary indemnification by each of the Company and the Notes Representative for losses, claims, damages or liabilities arising out of or in connection with the Notes Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

In addition, pursuant to the terms of the Notes Underwriting Agreement, the Company’s directors, executive officers and specified affiliates of such directors entered into lock-up agreements providing for a 60-day “lock-up” period with respect to sales of the Company’s common stock, par value $0.001 per share (the “common stock”), and securities that are convertible into or exchangeable or exercisable for common stock, subject to certain exceptions.

The Notes Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-296672) (the “Registration Statement”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 10, 2026 and became effective upon filing pursuant to Rule 462(e) of the Securities Act, as supplemented by a prospectus supplement, dated June 10, 2026, and filed with the SEC on June 12, 2026.

The net proceeds from the Notes Offering were approximately $278.3 million, after deducting the Notes Underwriters’ discounts and commissions and estimated offering expenses, and after giving effect to the exercise of the option to purchase the Additional Notes.

The foregoing description of the Notes Underwriting Agreement is qualified in its entirety by the full text of the Notes Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

In connection with the issuance of the Notes, the Company entered into an Indenture, dated June 15, 2026 (the “Base Indenture”), among the Company and U.S. Bank Trust Company, National Association, as trustee, as supplemented by a first supplemental indenture, dated June 15, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes will mature on July 1, 2032, unless earlier converted, redeemed or repurchased. The Notes will bear interest at a rate of 4.75% per annum from June 15, 2026, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027.

Holders of the Notes may convert all or any portion of their Notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election. The conversion rate will initially be 90.2242 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $11.08 per share of common stock, which represents a conversion premium of approximately 35.0% above the Offering Price (as defined below) per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events. In addition, following certain corporate events described in the Indenture that occur prior to the maturity date, or upon the issuance of a notice of redemption (as described below), the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or elects to convert its Notes called (or deemed called) for optional redemption during the related redemption period, as the case may be.

The Company may not redeem the Notes prior to July 6, 2029. The Company may redeem for cash all or any portion of the Notes (subject to certain limitations specified in the Indenture), at its option, on a redemption date on or after July 6, 2029, if the last reported sale price per share of common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption to the holders of the Notes, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

On July 8, 2030, or if the Company undergoes a “Fundamental Change” (as defined in the Indenture), then, subject to certain conditions and exceptions, holders may require the Company to repurchase for cash all or any portion of their notes at a Specified Repurchase Date Repurchase Price or Fundamental Change Repurchase Price (each as defined in the Indenture), as applicable, equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The events of default, as set forth in the Indenture and subject in certain cases to customary grace and cure periods, include customary events including a default in the payment of principal or interest, failure to comply with the obligation to deliver amounts due upon conversion, failure to give certain notices, failure to comply with the obligations in respect of certain merger transactions, failure to comply with certain other covenants, defaults under certain other indebtedness and judgments and certain events of bankruptcy and insolvency.

The descriptions of the Indenture and the Notes contained herein are qualified in their entirety by reference to the text of the Base Indenture filed as Exhibit 4.1 and the First Supplemental Indenture filed as Exhibit 4.2 (including the form of the Notes included in Exhibit 4.2) to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Common Stock Offering

Underwriting Agreement

On June 10, 2026, the Company entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative (in such capacity, the “Equity Representative”) of the underwriters named in Schedule I thereto (the “Equity Underwriters”) pursuant to which the Company agreed to issue and sell to the Equity Underwriters 17,570,200 shares of common stock at a public offering price of $8.21 per share of common stock (the “Offering Price”), less the underwriting discounts of $0.416 per share of common stock, in a registered offering under the Securities Act (the “Equity Offering” and, together with the Notes Offering, the “Offerings”). The Company also granted the Equity Underwriters an option under the Equity Underwriting Agreement to purchase up to an additional 2,283,800 shares of common stock (the “Additional Shares”), which the Equity Underwriters exercised in full on June 11, 2026, bringing the total number of shares issued and sold to the Equity Underwriters in the Equity Offering to 19,854,000 shares of common stock. The Equity Offering closed on June 15, 2026.

The Equity Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides customary indemnification by each of the Company and the Equity Representative for losses, claims, damages or liabilities arising out of or in connection with the Equity Offering, including for liabilities under the Securities Act.

In addition, pursuant to the terms of the Equity Underwriting Agreement, the Company’s directors, executive officers and specified affiliates of such directors entered into lock-up agreements providing for a 60-day “lock-up” period with respect to sales of the Company’s common stock, and securities that are convertible into or exchangeable or exercisable for common stock, subject to certain exceptions.

The Equity Offering was made pursuant to the Registration Statement, as supplemented by a prospectus supplement, dated June 10, 2026, and filed with the SEC on June 12, 2026.

The net proceeds from the Equity Offering were approximately $154.2 million, after deducting the Equity Underwriters’ discounts and commissions and estimated offering expenses, and after giving effect to the exercise of the option to purchase the Additional Shares.

The foregoing description of the Equity Underwriting Agreement is qualified in its entirety by the full text of the Equity Underwriting Agreement, a copy of which is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Repurchase Agreements

On June 10, 2026, the Company entered into privately negotiated note repurchase agreements (the “Repurchase Agreements”) with certain holders (the “Holders”) of its outstanding 7.25% Green Convertible Senior Notes due 2030 (the “Green Convertible Notes”), including investment entities affiliated with Daniel Gibson and Sylebra Capital Management (the “Affiliated Investors”), pursuant to which the Company agreed to repurchase (the “Repurchases”) approximately $216.0 million in aggregate principal amount at maturity of the Green Convertible Notes held by the Holders (including $50.0 million in aggregate principal amount at maturity of the Green Convertible Notes held by the Affiliated Investors) for an aggregate of approximately $246.3 million in cash (including approximately $57.0 million payable to the Affiliated Investors). Investment entities affiliated with Daniel Gibson and Sylebra Capital Management are greater than 5% beneficial owners of the common stock.

The Company anticipates that the Repurchases will settle on or about June 15, 2026. Upon settlement of the Repurchases, the aggregate principal amount at maturity of the Green Convertible Notes outstanding is expected to be reduced to approximately $34.0 million.

The foregoing description of the Repurchase Agreements is qualified in its entirety by reference to the form of repurchase agreement filed as Exhibit 10.1 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On June 15, 2026, the Company issued a press release announcing the closing of the Offerings and the Company’s use of a portion of the proceeds from the Offerings to repurchase of a portion of the Green Convertible Notes, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1*	Underwriting Agreement, dated as of June 10, 2026, by and between PureCycle Technologies, Inc. and Morgan Stanley & Co. LLC, as representative of the underwriters named therein, with respect to the Notes Offering

1.2*	Underwriting Agreement, dated as of June 10, 2026, by and between PureCycle Technologies, Inc. and Morgan Stanley & Co. LLC, as representative of the underwriters named therein, with respect to the Equity Offering

4.1	Indenture, dated as of June 15, 2026, between PureCycle Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee

4.2	First Supplemental Indenture, dated as of June 15, 2026, between PureCycle Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee

4.3	Form of 4.75% Convertible Senior Notes due 2032 (included in Exhibit 4.2)

5.1	Opinion of Jones Day, with respect to the Notes Offering

5.2	Opinion of Jones Day, with respect to the Equity Offering

10.1	Form of Repurchase Agreement

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of Jones Day (included in Exhibit 5.2)

99.1	Press Release issued by PureCycle Technologies, Inc. dated June 15, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.

June 15, 2026	By: /s/ Donald Carpenter
Name: Donald Carpenter
Title: Chief Financial Officer